EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
HealthMarkets, Inc.:


     We consent to the use of our reports dated March 13, 2006, with respect to the consolidated balance sheets of HealthMarkets, Inc. (formerly UICI) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated herein by reference and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.




    /s/ KPMG LLP
    ----------------------------
        KPMG LLP



Dallas, Texas

April 28, 2006